Exhibit 10.4.2

SUB-SUBLEASE AGREEMENT

FOLKSAMERICA REINSURANCE COMPANY,

As Sub-Sublandlord,

AND

ARCH INSURANCE COMPANY,

As Sub-Subtenant

Dated as of the 31st day of December, 2002

SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT (hereinafter referred to as this “Sub-Sublease”) is made as of the 31st day of December, 2002 by and between FOLKSAMERICA REINSURANCE COMPANY, a New York corporation having an office at One Liberty Plaza, New York, New York 10006 (hereinafter referred to as “Sub-Sublandlord”) and ARCH INSURANCE COMPANY, a Missouri corporation having an office at One Liberty Plaza, New York, New York 10006 (hereinafter referred to as “Sub-Subtenant”).

WITNESSETH:

WHEREAS, pursuant to that certain lease dated as of December 1, 1988, as supplemented and modified by that certain first supplemental agreement dated May 8, 1998 (sometimes hereinafter referred to as the “First Supplemental Agreement”) (said lease, as so supplemented and modified, hereinafter referred to as the “Prime Lease”), between WFP One Liberty Plaza Co. L.P. (formerly known as Olympia & York OLP Company and hereinafter referred to as “Prime Landlord”), as landlord, and Generali – U.S. Branch (successor-in-interest to Generali Insurance Company of Trieste & Venice and hereinafter referred to as “Prime Sublandlord”), as tenant, Prime Landlord leased to Prime Sublandlord the entire (29th) twenty-ninth floor (hereinafter referred to as the “Premises”) in the building located at One Liberty Plaza, New York, New York (hereinafter referred to as the “Building”); and

WHEREAS, pursuant to that certain agreement of sublease dated as of December 15, 1999, between Prime Sublandlord, as sublandlord, and Sublandlord, as subtenant, as consented to pursuant to that certain consent dated January 6, 2000 by and between Prime

Landlord, Prime Sublandlord and Sublandlord (said sublease, as so consented to, hereinafter referred to as the “Prime Sublease”), Prime Sublandlord leased to Sublandlord the Premises (hereinafter referred to as the “Original Sublet Premises”) consisting of approximately 18,041 rentable square feet; and

WHEREAS, Sub-Sublandlord wishes to sublease to Sub-Subtenant, and Sub-Subtenant wishes to sublet from Sub-Sublandlord, the Original Sublet Premises (hereinafter referred to as the “Sub-Sublet Premises”), a diagram of which is set forth on Exhibit A annexed hereto and which the parties hereto agree shall be deemed to consist of the entire Original Sublet Premises.

NOW, THEREFORE, for and in consideration of the rental payments to be made hereunder by Sub-Subtenant to Sub-Sublandlord and the mutual consideration hereinafter set forth, Sub-Sublandlord and Sub-Subtenant hereby covenant and agree as follows:

1.                                      Sub-Subleasing

A.                                    Sub-Sublandlord does hereby sublease to Sub-Subtenant, and Sub-Subtenant does hereby hire and take from Sub-Sublandlord, the Sub-Sublet Premises for the term and on the conditions hereinafter set forth, and subject to all terms, covenants and provisions of the Prime Sublease and the Prime Lease, except as otherwise herein provided.

B.                                    The term of this Sub-Sublease shall commence upon (i) the signing of this Sub-Sublease by the parties and (ii) delivery of fully executed Consents by the Prime Sublandlord and the Prime Landlord to the Sub-Subtenant (the “Sub-Sublease Commencement Date”).  The Consents will be delivered to the Sub-Subtenant via overnight mail no later than two (2) business days after signing of the Sub-Sublease by the parties.  The Sub-Subtenant acknowledges that the Sub-Sublandlord’s work as set forth in Exhibit B has been fully satisfied.  The Sub-Sublease shall expire at midnight on December 29, 2009, or such earlier date on which this Sub-Sublease may expire or be cancelled or terminated pursuant to its terms or as provided by law (hereinafter referred to as the “Sub-Sublease Expiration Date”).  When the Sub-Sublease Commencement Date has occurred and been established, Sub-Sublandlord and Sub-Subtenant shall, within thirty (30) days of a request by Sub-Sublandlord or Sub-Subtenant, execute an agreement confirming such date as the Sub-Sublease Commencement Date.  Any failure of the parties to execute such agreement shall not affect the validity of the Sub-Sublease Commencement Date, the Sub-Sublease Expiration Date or this Sublease.

2.                                      Rent

A.                                    Sub-Subtenant covenants and agrees to pay to Sub-Sublandlord rent (herein referred to as the “Fixed Rent”) for the Sub-Sublet Premises as follows:  $414,943.00 per annum, payable in equal monthly installments of $34,578.58 for the period (hereinafter referred to as the “Rent Period”) commencing seven (7) months after the Sub-Sublease Commencement Date (hereinafter referred to as the “Sub-Sublease Rent Commencement Date”) and ending on December 29, 2009.  Monthly installments of Fixed Rent shall be payable in advance on the first day of each calendar month.

B.                                    Fixed Rent and all other amounts payable by Sub-Subtenant to Sub-Sublandlord under the provisions of this Sub-Sublease (herein referred to as the “Additional Rent”) shall be paid promptly when due, without notice or demand therefore except as expressly provided in this Sub-Sublease, and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever.  Fixed Rent and Additional Rent shall be paid to Sub-Sublandlord in lawful money of the United States at the address of Sub-Sublandlord set forth in Article 17 of this Sub-Sublease or to such other person and/or at such other address as Sub-Sublandlord may from time to time designate by notice to Sub-Subtenant as provided for herein.

Any Fixed Rent or Additional Rent payable for less than a full month shall be pro-rated.  No payment by Sub-Subtenant or receipt by Sub-Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sub-Sublandlord may accept any check or payment without prejudice to Sub-Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sub-Sublandlord.  Any provision in the Prime Sublease or the Prime Lease referring to rent, increases in rent or additional rent incorporated herein by reference shall be deemed to refer to the Fixed Rent and Additional Rent due under this Sub-Sublease.

C.                                    Within thirty (30) days of receipt of an invoice therefor from Sub-Sublandlord, Sub-Subtenant shall pay any payment on account of Additional Rent, including without limitation payment on account of Tax Payments (as defined in Section 3.02 (a) of the Prime Lease) and payments on account of Operating Payments (as defined in Section 3.03(a) of the Prime Lease).  The amounts to be paid by Sub-Subtenant shall be calculated in accordance with Article 3 of the Prime Lease, except that (i) the term “Base Operating Year” as set forth in Section 3.01(a) of the Prime Lease (as modified by Paragraph 5(b) of the First Supplemental Agreement with respect to the Premises and Paragraph 4(a) of the Prime Sublease with respect to the Original Sublet Premises) shall mean the calendar year commencing on January 1, 2003 and ending on December 31, 2003; (ii) the term “Base Tax Amount” as set forth in Section 3.01(c) of the Prime Lease (as modified by Paragraph 5(b) of the First Supplemental Agreement with respect to the Premises and Paragraph 4(a) of the Prime Sublease with respect to the Original Sublet Premises) shall mean one-half of the sum of (x) the Taxes for the Tax Year commencing July 1, 2002 and (y) the Taxes for the Tax Year commencing July 1, 2003, both as finally determined.  Sub-Subtenant’s obligations under this Article 2 shall be apportioned for any period at the beginning or end of the term of this Sub-Sublease that is less than a full calendar year or fiscal year.

D.                                    If the sum of any installment or estimated payments made by Sub-Subtenant on account of any or all of the items set forth in subparagraph C of this Article 2 exceed Sub-Sublandlord’s share of such item(s) with respect to the Sub-Sublet Premises under the Prime Sublease for any year, Sub-Sublandlord shall refund the excess to Sub-Subtenant within ten (10) days after demand.  If the sum of any installment or estimated payments made by Sub-Subtenant on account of any or all of the items set forth in subparagraph C of this Article 2 are less than Sub-Sublandlord’s share of such item(s) with respect to the Sub-Sublet Premises under the Prime Sublease for any year, Sub-Subtenant shall pay the amount of such deficiency to Sub-Sublandlord within ten (10) days after demand.

E.                                      All costs, expenses and fees other than Fixed Rent which Sub-Subtenant assumes or agrees to pay pursuant to this Sub-Sublease shall be deemed Additional Rent and, in the event of non-payment, Sub-Sublandlord shall have all the rights and remedies provided for in the case of non-payment of Fixed Rent.

3.                                      Subordination to Prime Sublease and Prime Lease

This Sub-Sublease is and shall be expressly subject and subordinate to all of the terms, provisions, covenants, agreements and conditions of the Prime Sublease and the Prime Lease.  This Sub-Sublease is also subject and subordinate to all instruments, agreements and other matters to which the Prime Sublease and the Prime Lease is or shall be subject or subordinate.  Sub-Sublandlord agrees, promptly after the execution of this Sub-Sublease by both parties, to make a single written request to the Prime Sublandlord (the “Non-Disturbance

Request”) to issue its standard form of non-disturbance agreement in favor of Sub-Subtenant with respect to this Sub-Sublease.  Sub-Sublandlord shall send a copy of the Non-Disturbance Request to Sub-Subtenant.  Sub-Subtenant expressly understands and agrees that (a) Prime Sub-Landlord is under no obligation to issue a non-disturbance agreement in favor of Sub-Subtenant,  (b) Sub-Sublandlord’s sole obligation under this Paragraph is to send the Non-Disturbance Request to Prime Sublandlord (it being understood that Sub-Sublandlord shall have no obligation to follow up with Prime-Sublandlord in any manner whatsoever with respect to the issuance of a non-disturbance agreement in favor of Sub-Subtenant), (c) Sub-Sublandlord shall have no responsibility or liability of any kind to Sub-Subtenant if Prime Sublandlord shall fail to issue a non-disturbance agreement in favor of Sub-Subtenant, and (d) the failure of Prime Sub-landlord to issue a non-disturbance agreement in favor of Sub-Subtenant shall have no effect on the validity or effectiveness of this Sub-Sublease or the terms of this Sub-Sublease or the obligations of Sub-Subtenant under this Sub-Sublease.

4.                                      Rights and Obligations; Exceptions

A.                                    Sub-Sublandlord represents that a true and complete copy of the Prime Lease and the Prime Sublease have been delivered to Sub-Subtenant.  Sub-Subtenant confirms that Sub-Subtenant has read the Prime Lease and the Prime Sublease and is familiar with the terms and provisions thereof.  Except as otherwise expressly provided herein, all of the terms, provisions, covenants, agreements and conditions of the Prime Sublease (and, to the extent incorporated therein, the Prime Lease) are incorporated herein by reference and made a part of this Sub-Sublease with the same force and effect as though set forth in full herein.  Sub-Subtenant shall conform to, and use the Sub-Sublet Premises in accordance with, all the terms, provisions, covenants, agreements and conditions of the Prime Sublease (and, to the extent incorporated therein, the Prime Lease) as same apply to the Sub-Sublet Premises, and will do no act which will result in a violation of said terms, provisions, covenants, agreements and conditions.  Sub-Subtenant shall perform the terms, provisions, covenants, agreements and conditions of the Prime Sublease (and, to the extent incorporated therein, the Prime Lease) on the part of the tenant therein named to be performed with respect to the Sub-Sublet Premises (except as otherwise may be expressly provided herein).  To the extent there are inconsistencies between any provision of the Prime Sublease (and, to the extent incorporated therein, the Prime Lease) and any provision of this Sub-Sublease, this Sub-Sublease shall control.

Sub-Subtenant shall be entitled to the rights of Sub-Sublandlord, as tenant under the Prime Sublease insofar as the same relate to the Sublet Premises.  Sub-Sublandlord shall have no liability by reason of any default of Prime Sublandlord under the Prime Sublease or Prime Landlord under the Prime Lease, it being understood that if Sub-Sublandlord shall fail to fulfill any obligation of Sub-Sublandlord hereunder and if such failure is caused by the failure of Prime Landlord to comply with its obligations under the Prime Lease, then Sub-Sublandlord shall have no obligation or liability by reason of such failure.  Without limiting the generality of the foregoing, Sub-Subtenant understands that the supplying of services including, without limitation, heat, light, water, air conditioning and other utilities, janitorial cleaning, window washing and elevator services, and building maintenance and repair are the obligations of Prime Landlord, and that Sub-Sublandlord has no control thereof, and assumes no responsibility in connection therewith; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Sub-Subtenant’s obligations under this Sub-Sublease, (b) constructive eviction, in whole or in part, or (c) liability on the part of Sub-Sublandlord.

If Prime Sublandlord shall default in any of its obligations to Sub-Sublandlord with respect to the Sub-Sublet Premises, Sub-Subtenant, at Sub-Subtenant’s sole cost and expense, shall have the right in its own name, and if required that of Sub-Sublandlord, or, if required, both, to bring an action or proceeding with respect to such default.  Sub-Sublandlord agrees to take such steps as Sub-Subtenant may reasonably request to cooperate with Sub-Subtenant in any such legal proceeding or take any other action to enforce the obligation of Prime Sublandlord insofar as such obligations relate to the Sub-Sublet Premises, Sub-Subtenant agrees to indemnify and hold Sub-Sublandlord harmless from and against any costs, liabilities, damages or expenses (including reasonable attorneys’ fees) which Sub-Sublandlord may incur in connection therewith or by reason thereof.

Notwithstanding anything to the contrary in the forgoing, Sub-Sublandlord shall promptly forward to Prime Sublandlord any requests or other communications made by Sub-Subtenant related to the performance by Prime Sublandlord of its obligations under the Prime Sublease, as they pertain to the Sub-Sublet Premises, and shall promptly forward to Sub-Subtenant any communication received from Prime Sublandlord related to the Sub-Sublet Premises.

B.                                    Notwithstanding anything to the contrary contained in this Sub-Sublease, the Prime Sublease or the Prime Lease:

(i)                                     for the purposes of incorporation of the Prime Sublease (and, to the extent incorporated therein, the Prime Lease) by reference in this Sub-Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sub-Sublease (a) references in the Prime Sublease to the “Subleased Premises” and references in the Prime Lease to the “premises” or the “demised premises” shall be deemed to refer to the Sub-Sublet Premises, (b) references in the Prime Sublease to “Sublandlord” and references in the Prime Lease to “Landlord” shall be deemed to refer to Sub-Sublandlord under this Sub-Sublease, (c) references in the Prime Sublease to “Subtenant” and references in the Prime Lease to “Tenant” shall be deemed to refer to Sub-Subtenant under this Sub-Sublease, (d) references in the Prime Sublease to “this Sublease” and references in the Prime Lease to “this lease” shall be deemed to refer to this Sub-Sublease, (e) references in the Prime Sublease to the “term” of the Prime Sublease and references in the Prime Lease to the “term” of the Prime Lease shall be deemed to refer to the term of this Sub-Sublease, (f) references in the Prime Sublease to the “Expiration Date” and references in the Prime Lease to the “expiration date” or the “termination date” shall be deemed to refer to the Sub-Sublease Expiration Date, (g) references in the Prime Sublease to the “Commencement Date” and references in the Prime Lease to the “Commencement Date” shall be deemed to refer to the Sub-Sublease Commencement Date and (h) where Prime Sublandlord’s or Prime Landlord’s consent is required pursuant to the Prime Sublease or the Prime Lease, as the case may be, Prime Sublandlord’s, Prime Landlord’s and Sub-Sublandlord’s consent shall be required and Sub-Sublandlord shall not be deemed to have unreasonably withheld its consent if Prime Sublandlord and/or Prime Landlord, as the case may be, shall fail or refuse to give its consent and Sub-Sublandlord agrees that it shall not unreasonably withhold or delay its consent where Prime Sublandlord and Prime Landlord have granted their consent;

(ii)                                  the Fixed Rent and Additional Rent to be paid by Sub-Subtenant hereunder shall be governed by the terms and provisions of Article 2 of this Sub-Sublease;

(iii)                               the time limits contained in the Prime Sublease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are for the purposes of incorporation herein by reference the same, so that in each instance Sub-Subtenant shall have the same time to observe or perform hereunder as Sub-Sublandlord has as the tenant under the Prime Sublease;

(iv)                              the following parts, provisions and exhibits of the Prime Sublease are not applicable to this Sub-Sublease, and are not incorporated herein by reference:

(a)                                  Paragraphs 3, 19 and 20; and

(b)                                 The third sentence of Paragraph 13(b)

5.                                      Use

Sub-Subtenant shall use the Sub-Sublet Premises for executive, administrative and general offices and for no other purposes.

6.                                      Electricity

Sub-Sublandlord represents to Sub-Subtenant that there is an existing submeter which is exclusively for the Sub-Sublet Premises and located therein.  Sub-Subtenant shall pay Sub-Sublandlord for electricity supplied to the Sub-Sublet Premises as measured by the aforesaid submeter.  Sub-Subtenant shall provide Sub-Sublandlord with reasonable access to the aforesaid submeter in order to determine Sub-Subtenant’s electric consumption in the Sub-Sublet Premises and for all other reasonable purposes.  The provisions of Article 14 of the Prime Lease, including without limitation, the provisions relating to the payment by Sub-Subtenant to Sub-Sublandlord for electricity at “Landlord’s Rate” (set forth in Section 14.01(b) of the Prime Lease as 105% of the amount at which Prime Landlord from time to time purchases each KW and KWHR of electricity from the utility company providing same for the period in question), shall be applicable to this Sub-Sublease.  The payments for electricity shall be in addition to the Fixed Rent and other Additional Rent payable under this Sub-Sublease.

7.                                      Default

Sub-Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sub-Sublease (including those portions of the Prime Sublease and, to the extent incorporated therein, the Prime Lease, incorporated herein by reference) beyond any applicable notice and grace period provided for in the Prime Sublease and incorporated herein by reference Sub-Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law or in equity, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Prime Sublease (and, to the extent incorporated therein, the Prime Lease ) and incorporated herein by reference.  Notwithstanding anything to the contrary in this Sub-Sublease, the Prime Sublease or the Prime Lease, Sub-Subtenant shall not be deemed in default for non-payment of Fixed Rent or Additional Rent or any other sums due hereunder unless Sub-Subtenant shall fail to pay any such sums on the due date thereof and such default shall continue for a period of ten (10) days after written notice by Sub-Sublandlord to Sub-Subtenant of such default.

8.                                      Condition of Sub-Sublet Premises

The Sub-Sublet Premises are demised to Sub-Subtenant in the “as is” condition which exists on the date hereof and shall include all of the existing furniture now located within the Sub-Sublet Premises and set forth on Exhibit C annexed hereto (hereinafter referred to as the “Included Furniture”).  Sub-Sublandlord represents to Sub-Subtenant that upon the expiration of Sub-Sublandlord’s current furniture lease between General Electric Capital Corporation (“General Electric”) and Folksamerica Reinsurance Company dated August 23, 2000 (the “Furniture Lease”) which includes part of the Included Furniture, Sub-Sublandlord shall automatically acquire free and clear title thereto and promptly transfer ownership of the portion of the Included Furniture that is subject to the Furniture Lease (as set forth on Exhibit C-1) to Sub-Subtenant by bill of sale in form and substance satisfactory to Sub-Subtenant for consideration in the amount of $1.00, provided however, that Sub-Subtenant is not in default in whole or in part of the Sub-Sublease (provided, however, Sub-Subtenant shall have the opportunity to cure any default under this Sub-Sublease within a reasonable time after notice of such default has been provided by Sub-Sublandlord to Sub-Subtenant of the details of such default).  Sub-Sublandlord represents that a copy of the Furniture Lease is attached hereto as Exhibit D.  Sub-Sublandlord agrees to comply with any and all of its financial obligations under the Furniture Lease on a timely basis.  Sub-Sublandlord shall indemnify Sub-Subtenant for any default occurring in connection with the Furniture Lease (including reasonable attorney’s fees) if and when General Electric notifies Sub-Sublandlord of any default under the Furniture Lease which default is not cured by Sub-Sublandlord within a reasonable period of time and Sub-Sublandlord shall promptly pay Sub-Subtenant for any actual damages incurred by Sub-Subtenant as a result of a Sub-Sublandlord’s default on the Furniture Lease which is not cured as provided for herein.  Provided further, Sub-Sublandlord shall notify Sub-Subtenant of any alleged default under the Furniture Lease and provide reasonable assurances concerning Sub-Sublandlord’s cure of such default and absent such assurances, Sub-Subtenant shall have the right to cure the default under the Furniture Lease and Sub-Sublandlord shall indemnify Sub-Subtenant as provided herein including the payment of reasonable attorney’s fees.  That portion of the Included Furniture not covered by the Furniture Lease is set forth on Exhibit C-2 and is represented by Sub-Sublandlord to be without encumbrances, liens or amounts owing on such furniture and is transferred to Sub-Subtenant upon the execution of this Sub-Sublease.

9.                                      Improvements

A.                                    Sub-Subtenant may make changes, alterations, additions or improvements to the Sub-Sublet Premises, subject, however, to the consent of Sub-Sublandlord, Prime Sublandlord (to the extent required under the Prime Sublease) and Prime Landlord (to the extent required under the Prime Lease).  Sub-Sublandlord agrees that it shall not unreasonably withhold or delay its consent to any changes, alterations, additions or improvements to the Sub-Sublet Premises consented to by Prime Sublandlord and Prime Landlord and, if not previously given, Sub-Sublandlord’s consent shall be deemed to have been given within ten (10) business days of Prime Sublandlord’s and Prime Landlord’s consents.  Any changes, alterations, additions or improvements by or on behalf of Sub-Subtenant shall be made subject to and in accordance with the provisions of the Prime Sublease and the Prime Lease.  Sub-Subtenant shall in no event have any restoration obligation with respect to any part of the installation which currently exists in the Sub-Sublet Premises, Sub-Sublandlord hereby agreeing that with respect to such installation and conditions which existed prior to the Sub-Sublease Commencement Date, Sub-Sublandlord shall be solely responsible for all costs which may be imposed on Sub-Sublandlord under the Prime Sublease (and, to the extent incorporated therein, the Prime Lease) in connection with the condition of the Sub-Sublet Premises.

B.                                    Sub-Subtenant shall pay any and all actual out-of-pocket fees or charges Sub-Sublandlord may incur and any and all fees or charges Prime Sublandlord or Prime

Landlord may incur in connection with Sub-Subtenant’s making changes, alterations, additions or improvements to the Sub-Sublet Premises.

10.                               Additional Services Required by Sub-Subtenant

Sub-Subtenant shall attempt to make its own arrangements with Prime Landlord for the furnishing of additional services to the Sub-Sublet Premises other than those which are required to be furnished by Prime Landlord under the terms of the Prime Lease and any such additional services shall be paid for by Sub-Subtenant.  For the purposes of this Article 10, the term “additional services” shall include, but not be limited to, overtime HVAC service, overtime freight elevator service and increased capacity of electric energy.

11.                               Assignment and Subletting

A.                                    Sub-Subtenant for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sub-Sublease, nor further sublet, or suffer or permit the Sub-Sublet Premises or any part thereof to be used by others without the consent of Sub-Sublandlord and Prime Sublandlord (to the extent required under the Prime Sublease) and Prime Landlord (to the extent required under the Prime Lease).

B.                                    Sub-Sublandlord agrees that its consent to any proposed assignment or subletting by Sub-Subtenant shall not be unreasonably withheld or delayed so long as Sub-Subtenant and the proposed subtenant or assignee shall (i) deliver to Sub-Sublandlord (a) in the case of a proposed assignment, an instrument of assignment complying with the terms of the Prime Sublease and the Prime Lease, in form and substance reasonably satisfactory to Sub-Sublandlord, duly executed by Sub-Subtenant and such assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Sub-Sublease on Sub-Subtenant’s part to be performed, or (b) in the case of a proposed subletting, a sublease agreement on terms and conditions complying with the terms of the Prime Sublease and the Prime Lease, in form and substance reasonably satisfactory to Sub-Sublandlord, duly executed by Sub-Subtenant and the proposed subtenant and (ii) obtain the consent of Prime Sublandlord (if required under the Prime Sublease) and of Prime Landlord (if required under the Prime Lease) and deliver to Sub-Sublandlord a fully executed counterpart of any instrument required by Prime Sublandlord or Prime Landlord in connection with their respective consents to such transaction, and (iii) pay or cause to be paid to Sub-Sublandlord, Prime Sublandlord and Prime Landlord any reasonable costs that may be incurred by Sub-Sublandlord, Prime Sublandlord or Prime Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal costs incurred in connection with the review of any term sheet, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent, whether or not granted.  Each such assignment instrument or sublease shall contain a provision to the effect that such instrument or sublease shall not be effective unless and until Sub-Sublandlord, Prime Sublandlord (if required under the Prime Sublease) and Prime Landlord (if required under the Prime Lease) shall have consented thereto.

12.                               Attornment

In the event of termination, re-entry or dispossession of Sub-Sublandlord by Prime Sublandlord under the Prime Sublease, Prime Sublandlord may, at its option, take over all of the right, title and interest of Sub-Sublandlord under this Sub-Sublease, and Sub-Subtenant shall, at Prime Sublandlord’s option, attorn to Prime Sublandlord pursuant to the then executory provisions of this Sub-Sublease, except that Prime Sublandlord shall not (i) be liable for any previous act, omission or negligence of Sub-Sublandlord under this Sub-Sublease, which heretofore has accrued to Sub-Subtenant against Sub-Sublandlord, (ii) be subject to any counterclaim, defense or offset not expressly provided for in this Sub-Sublease which theretofore accrued to Sub-Subtenant against Sub-Sublandlord, (iii) be bound by any previous modification of this Sub-Sublease not consented to by Prime Sublandlord or by any previous prepayment of more than one month’s Fixed Rent and Additional Rent, or (iv) be bound to perform any work which Sub-Sublandlord is obligated to perform hereunder, or to pay Sub-Subtenant or any other person or entity for the same.  Sub-Subtenant hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of the Prime Sublease, to terminate this Sub-Sublease or surrender possession of the Sub-Sublet Premises demised hereby.  Nothing in this Article 12 shall be deemed to affect any liability that Sub-Sublandlord may have to Sub-Subtenant pursuant to this Sub-Sublease.

13.                               Sub-Subtenant’s Representation and Warranties

Sub-Subtenant covenants, warrants and represents:

(a)                                  that Sub-Subtenant shall perform all of its obligations under this Sub-Sublease (including, without limitation, all of the obligations relating to the Sub-Sublet Premises arising under the Prime Sublease and, to the extent incorporated therein, the Prime Lease, which are incorporated herein by reference);

(b)                                 that Sub-Subtenant will not do or omit to do anything which would constitute a default under the provisions of the Prime Sublease or, to the extent incorporated therein, the Prime Lease, incorporated herein by reference; and

(c)                                  that Sub-Subtenant shall indemnify, defend and hold harmless Sub-Sublandlord, Prime Sublandlord and Prime Landlord and their respective agents and employees from and against any and all claims, liabilities, damages, losses or expenses (including, without limitation, reasonable attorneys fees) which may be imposed upon or incurred by or asserted against Sub-Sublandlord and/or Prime Sublandlord and/or Prime Landlord and/or their respective agents or employees by reason of (i) Sub-Subtenant’s failure to comply with the provisions of this Sub-Sublease, (ii) the negligent or improper use or occupancy of the Sub-Sublet Premises by Sub-Subtenant or its successors or assigns, (iii) any work or thing done whatsoever by or at the instance of Sub-Subtenant, its agents, contractors, subcontractors, employees, licensees, successors or assigns, or any condition created by Sub-Subtenant, its agents, contractors, subcontractors, employees, licensees, successors or assigns in, on or about the Sub-Sublet Premises, (iv) any negligence or other wrongful act or omission on the part of Sub-Subtenant or any of its agents, contractors, subcontractors, employees, licensees, successors or assigns, or (v) any accident, injury or damage to any person or property occurring in, on or about the Sub-Sublet Premises or any part thereof during the term of this Sub-Sublease, except to the extent caused by the negligence or willful misconduct of Sub-Sublandlord (with respect to a claim against Sub-Sublandlord), Prime Sublandlord (with respect to a claim against Prime Sublandlord) or Prime Landlord (with respect to a claim against Prime Landlord).  In case any action or proceeding is brought against Sub-Sublandlord, Prime Sublandlord and/or Prime Landlord and/or their respective agents and employees by reason of any such claim, Sub-Sublandlord shall not settle the same without Sub-Subtenant’s written consent and Sub-Subtenant, upon written notice from Sub-Sublandlord, Prime Sublandlord and/or Prime

Landlord, shall at Sub-Subtenant’s expense resist and defend such action or proceeding by counsel approved by Sub-Sublandlord, Prime Sublandlord and/or Prime Landlord in writing.

14.                               Estoppel

Sub-Sublandlord represents that (i) it has paid all rent and additional rent presently payable and billed to Sub-Sublandlord pursuant to the Prime Sublease as of the date of this Sub-Sublease, (ii) to its best knowledge, no event has occurred which is, or with the giving of notice or passage of time or both will become, a condition of limitation under the Prime Sublease, on the part of either Sub-Sublandlord or Prime Sublandlord, (iii) it is currently the tenant under the Prime Sublease and the Prime Sublease is presently in full force and effect, (iv) it has not received any notices of default citing any defaults under the Prime Sublease which remain uncured, and (v) the Prime Sublease, a copy of which has been examined by Sub-Subtenant, represent the entire agreement with respect to the Sub-Sublet Premises between Prime Sublandlord and Sub-Sublandlord.

15.                               Brokers

Insignia/ESG is the broker involved in connection with this Sub-Sublease.  Sub-Sublandlord and Sub-Subtenant each agree to indemnify and hold harmless the other against and from any and all claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith including, without limitation, attorney’s fees and expenses, made by any broker or agent arising from any breach by either Sub-Sublandlord or Sub-Subtenant of the foregoing representation and warranty made by it.  Any commission due to the above-identified broker shall be paid by Sub-Sublandlord pursuant to separate agreement and Sub-Sublandlord shall hold harmless and indemnify Sub-Subtenant from and against any claim made against Sub-

Subtenant by the above-identified broker for any commission owing as a result of this Sub-Sublease.

16.                               Sub-Sublandlord’s Performance Under Prime Sublease

A.                                    Sub-Sublandlord will duly observe and perform every term and condition of the Prime Sublease to the extent that such term and condition is not provided in this Sub-Sublease to be observed or performed by Sub-Subtenant (and except to the extent that any failure so to pay or any failure in such observance or performance shall have resulted, directly or indirectly, from any default by Sub-Subtenant in its obligations to pay any amount of the Fixed Rent or Additional Rent hereunder or to observe or perform any of the terms, covenants or conditions in this Sub-Sublease or in the Prime Sublease on Sub-Subtenant’s part to observe or perform with respect to the Sub-Sublet Premises).

B.                                    Sub-Sublandlord shall not enter into any modification or amendment to or of the Prime Sublease, or any other agreement, or take any other action which results in the modification, surrender or cancellation of the Prime Sublease, if such modification, surrender or cancellation decreases any of Sub-Subtenant’s rights under this Sub-Sublease, or increases any of Sub-Subtenant’s obligations under this Sub-Sublease, without the prior written consent of Sub-Subtenant.  Any such modification, amendment, agreement, surrender or cancellation made without such consent shall have no effect on the rights or obligations of Sub-Subtenant under this Sub-Sublease.

17.                               Notices

All notices, requests, demands, and other communications hereunder shall be in writing, shall be sent by registered or certified mail, return receipt requested, or by nationally recognized overnight carrier providing for receipted delivery or by hand delivery and shall be deemed have been given or made when received (or rejected) at the address as first set forth above.  Any of the said addresses may be changed on ten (10) days written notice, given as above provided.

18.                               Insurance

Sub-Subtenant shall maintain, with respect to the Sub-Sublet Premises, all insurance required of Sub-Sublandlord as tenant in accordance with and pursuant to the Prime Sublease, which insurance shall name, as additional insureds, Prime Landlord, Prime Sublandlord and Sub-Sublandlord and any other persons or entities required to be so named pursuant to the provisions of the Prime Sublease as additional insureds.  A certificate evidencing such insurance coverage shall be delivered to Sub-Sublandlord upon the execution and delivery hereof by Sub-Subtenant.

19.                               Entire Agreement

This Sub-Sublease contains the entire agreement between Sub-Sublandlord and Sub-Subtenant with respect to the subject matter hereof.  This Sub-Sublease cannot be changed in any manner except by a written agreement signed by Sub-Sublandlord and Sub-Subtenant, and, if required, consented to by Prime Sublandlord and Prime Landlord.

20.                               New York Law

This Sub-Sublease shall be governed in all respects by the laws of the State of New York.

21.                               Successors and Assigns

The provisions of this Sub-Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and, in the case of Sub-Sublandlord, assigns.  In the event of any assignment or transfer of the leasehold estate under the Prime Sublease the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sub-Sublease upon the assumption by the transferee or assignee of Sub-Sublandlord’s obligations hereunder.

22.                               Directory and Signage

A.                                    Sub-Sublandlord agrees to permit Sub-Subtenant to use the building directory that Sub-Sublandlord is permitted to use pursuant to the provisions of the Prime Sublease and the Prime Lease.

B.                                    Any signs which Sub-Subtenant may desire to install in or on the Sub-Sublet Premises, shall be subject to the provisions of the Prime Sublease and the Prime Lease and shall be furnished, maintained and installed by Sub-Subtenant, at its sole cost and expense.

23.                               Prime Landlord’s and Prime Sublandlord’s Consent; Binding Effect

A.                                    Upon execution hereof, this Sub-Sublease shall be delivered to Prime Landlord and Prime Sublandlord for their consent.

B.                                    Notwithstanding anything to the contrary contained in this Sub-Sublease, this Sub-Sublease shall not become effective until both Sub-Sublandlord and Sub-Subtenant execute this Sub-Sublease and until Prime Landlord’s and Prime Sublandlord’s consent to this Sub-Sublease is obtained as provided above.

C.                                    Sub-Sublandlord agrees, promptly after the execution of this Sub-Sublease by both parties, to make written request to Prime Landlord, Prime Sublandlord and any other parties, now or hereafter having a superior position to this Sub-Sublease, issue non-disturbance agreements in favor of Sub-Subtenant (in form and substance reasonably satisfactory to Sub-Subtenant) with respect to this Sub-Sublease.

24.                               Nonliability for Prime Landlord’s or Prime Sublandlord’s Failure to Consent; Disclaimer of Liability

In any instance where the consent of Prime Landlord or Prime Sublandlord is required hereunder or under the Prime Sublease or the Prime Lease, Sub-Sublandlord shall have no liability for any failure of Prime Landlord or Prime Sublandlord to grant their respective consents for any reason whatsoever, including whether or not Prime Landlord’s or Prime Sublandlord’s consent was unreasonably withheld.  Except as otherwise expressly provided herein, in any case where Prime Sublandlord reserves a right or disclaims any liability under the Prime Sublease, said right or disclaimer shall inure to the benefit of Sub-Sublandlord as well as to Prime Sublandlord, and any rights or disclaimers inuring to Sub-Sublandlord as tenant under the Prime Sublease shall likewise inure to the benefit of Sub-Subtenant.

25.                               Work Allowance

Sub-Subtenant shall be provided with a work allowance by the Sub-Sublandlord in the amount of $36,082.00 ($2.00 per rentable square foot of the Premises).  The Work Allowance shall be transferred by the Sub-Sublandlord to the Sub-Subtenant in the form of a credit against the Fixed Rent first becoming due and payable hereunder.

26.                               Miscellaneous

Sub-Sublandlord shall cooperate with Sub-Subtenant in connection with Sub-Subtenant’s efforts to obtain any permissible benefits under any of the lower Manhattan benefit plans now or hereafter existing (hereinafter referred to as the “Lower Manhattan Benefits”) and Sub-Sublandlord shall join in the execution and delivery of any applications, documents or other instruments required in connection therewith so as to pass through to Sub-Subtenant any such benefits allocable to the Sub-Sublet Premises.  Sub-Sublandlord further agrees to take such steps and make such requests as are necessary to obtain the cooperation of Prime Landlord and Prime Sublandlord in connection with Sub-Subtenant’s efforts to obtain any of the Lower Manhattan Benefits.

IN WITNESS WHEREOF, this Sub-Sublease, together with the Rider attached hereto as Exhibit F and made a part hereof, has been duly executed as of the date first set forth above.

SUB-SUBLANDLORD:

FOLKSAMERICA REINSURANCE COMPANY,

By:	/s/ John H. Haley
Name: John H. Haley
Title: Senior Vice President and Assistant General Counsel

SUB-SUBTENANT:

ARCH INSURANCE COMPANY,

By:	/s/ Constantine Iordanou
Name: Constantine Iordanou
Title: President

Sub-Subtenant’s Employer Identification No.

43 0990710

EXHIBIT A

Floor Plan

[Intentionally omitted]

EXHIBIT B

Sub-Sublandlord’s Work

[Intentionally omitted]

EXHIBIT C

Included Furniture

[Intentionally omitted]

EXHIBIT D

Furniture Lease

[Intentionally omitted]

EXHIBIT E

Prime Sublease

[Intentionally omitted]

EXHIBIT F
RIDER TO SUB-SUBLEASE
BETWEEN
FOLKSAMERICA REINSURANCE COMPANY (“SUB-SUBLANDLORD”)
AND
ARCH INSURANCE COMPANY (“SUB-SUBTENANT”)

1.                                       Incorporation; Conflicts; Terms.  This Rider (the “Rider”) is attached to and incorporated into the above-referenced Sub-Sublease.  Notwithstanding anything to the contrary contained in the Sub-Sublease, the provisions of this Rider shall apply to the Sub-Sublease, and in the event of any conflicts or inconsistencies between the Sub-Sublease and this Rider, this Rider shall control in each instance.  For purposes of construing this Rider, the terms used herein shall have their counterpart definitions or meanings used in the Sub-Sublease.

2.                                       Sub-Sublet Premises; Condition.  Sub-Sublandlord hereby warrants and represents that, as of the date hereof, to the best of Sub-Sublandlord’s knowledge, information and belief (a) all mechanical equipment and utility, plumbing, HVAC and electrical systems serving the Sub-Sublet Premises are in reasonably good working order and repair (and Sub-Sublandlord hereby covenants not to knowingly do or fail to do anything to render such equipment and systems inoperable or in disrepair); and (b) Sub-Sublet Premises are in material compliance with all applicable local, state and/or federal laws, statutes, ordinances and codes (collectively, the “Applicable Laws”).

3.                                       Early Access.  Sub-Sublandlord agrees, upon written request from Sub-Subtenant, to provide Sub-Subtenant and/or Sub-Subtenant’s agents, contractors and subcontractors with access to the Sub-Sublet Premises, prior to the Sub-Sublease Commencement Date, during normal business hours as provided in the Sub-Sublease, to take measurements and/or perform inspections, provided, however, that Sub-Subtenant hereby agrees to indemnify Sub-Sublandlord for any damage to the Sub-Sublet Premises or its contents caused by Sub-Subtenant and/or such parties, and such access shall be conducted in a manner that does not unreasonably interfere with Sub-Sublandlord’s business operations or reasonable security requirements.

4.                                       Indemnities.  Sub-Subtenant’s indemnity of Sub-Sublandlord shall specifically exclude any losses, liabilities, claims, damages or expenses arising from the negligence or misconduct of Sub-Sublandlord or Sub-Sublandlord’s agents, employees, contractors or visitors or arising from Sub-Sublandlord’s breach of its obligations or representations under the Prime Sublease or the Sub-Sublease.  Sub-Sublandlord hereby agrees to indemnify, defend and hold Subtenant harmless from and against any and all losses, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising in connection with the  negligence or misconduct of Sub-Sublandlord or Sub-Sublandlord’s agents, employees, contractors or visitors arising from or in connection with Sub-Sublandlord’s breach of its obligations under the Prime Sublease or the Sub-Sublease.

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5.                                       No Offer.  The Sub-Sublease shall not be deemed an offer, and shall not be binding on either party hereto unless and until final Sub-Sublease counterparts are executed by and delivered to both of such parties.

6.                                       Sublease.  Sub-Sublandlord hereby warrants and represents that, to the best of its knowledge, information and belief, (a) it holds the entire subleasehold interest to the Sub-Sublet Premises pursuant to the Prime Sublease; (b) the Prime Sublease is in full force and effect as of the date hereof; (c) that copies of the instrument(s) comprising the Prime Sublease are attached to the Sub-Sublease as Exhibit E and represent true and complete copies of the Prime Sublease in its entirety, and that the Prime Sublease has not been further amended to modified; (d) that Sub-Sublandlord shall not amend or modify the Prime Sublease in any manner which adversely affects the Sub-Subtenant’s subleasehold estate hereunder; and(e) that, as of the date hereof, there are no pending claims or disputes between Sub-Sublandlord and Prime Sublandlord or Prime Landlord in connection with the Prime Sublease, and, to the best of Sub-Sublandlord’s knowledge, none are threatened.  Sub-Sublandlord hereby covenants that throughout the term, Sub-Sublandlord shall timely perform its obligations under the Prime Sublease and the Sub-Sublease, and shall not, by its actions or omissions, cause a default or termination of the Prime Sublease which adversely affects Sub-Subtenant’s subleasehold estate.

7.                                       Consents; Sub-Sublease Commencement Date.  Notwithstanding anything to the contrary contained herein the Sub-Sublease Commencement Date shall not occur until the date on which Sub-Sublandlord and Sub-Subtenant receive executed and delivered written consents from Prime Landlord and Prime Sublandlord (collectively, the “Consents”) in form and substance reasonably satisfactory to both Sub-Sublandlord and Sub-Subtenant.  In addition, the Sub-Sublease Commencement Date shall not occur until Sub-Sublandlord shall deliver exclusive possession of the Sub-Sublet Premises to Sub-Subtenant with all “Sub-Sublandlord’s Work” (as hereinafter defined) completed.

8.                                       Sub-Sublet Premises Fit-Up; Sub-Sublandlord’s Work.  For purposes hereof, “Sub-Sublandlord’s Work” shall encompass those items set forth in Exhibit B, delivery of the Sub-Sublet Premises vacant and broom-clean (except for the items set forth in Exhibit C), all systems and structures in good order and repair.

9.                                       Compliance.  Sub-Subtenant’s legal compliance obligations under the Sub-Sublease shall consist solely of complying with those applicable laws, codes, statutes, ordinances, rules and regulations relating to Sub-Subtenant’s business in the Sub-Sublet Premises (or to any fit-up alterations made by Sub-Subtenant).

10.                                 Alterations.  Sub-Subtenant shall have the right to perform minor cosmetic decorating and remodeling in the Sub-Sublet Premises without obtaining Sub-Sublandlord’s prior written consent.  Sub-Sublandlord agrees not to unreasonably withhold, condition or delay its consent to any other alterations requested by Sub-Subtenant.

11.                                 Insurance.  Sub-Sublandlord and Sub-Subtenant hereby waive all rights to recover against each other for any loss or damage arising from any cost covered by any casualty insurance required under the Sub-Sublease or the Prime Sublease, or otherwise actually carried

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by each of them.  Sub-Sublandlord and Sub-Subtenant will cause their respective insurers to issue appropriate waiver of subrogation right endorsements to all policies and insurance carried in connection with the Sub-Sublet Premises or the contents of either of them. Sub-Sublandlord and Sub-Subtenant hereby agree to look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any claim relating to any matter covered by the Sub-Sublease.

12.                                 Access.  Sub-Subtenant shall have access and use of the Sub-Sublet Premises twenty-four (24) hours per day, seven (7) days per week, subject to the provisions of the Prime Sublease.  Any and all entry or access rights of Sub-Sublandlord to the Sub-Sublet Premises , in each instance, shall only be exercised upon reasonable advance notice of Sub-Subtenant (except in cases of emergency when no such notice is required), in a manner consistent with Sub-Subtenant’s reasonable security requirements, and in a manner which does not unreasonably interfere with Sub-Subtenant’s business operations.

13.                                 Quiet Enjoyment.  Sub-Sublandlord hereby covenants that as long as Sub-Subtenant is not in default under the Sub-Sublease, Sub-Subtenant shall quietly have, hold and enjoy the Sub-Sublet Premises.

14.                                 Environmental.  Sub-Sublandlord hereby warrants and represents that is has no knowledge of any materials or substances (collectively, “Hazardous Materials”) in or about the Sub-Sublet Premises, the Building or the underlying Land, which are environmentally hazardous or harmful, or which violate any applicable federal, state or local laws, codes, statutes, ordinances, guidelines, rules and regulations (collectively, “Environmental Laws”).  Said Hazardous Materials include, without limitation, asbestos, radon, PCB’s or petroleum products.  Sub-Subtenant shall have not liability whatsoever in connection with any and all Hazardous Materials not deposited or created by Sub-Subtenant.

15.                                 Sub-Sublandlord’s Rights.  Sub-Sublandlord hereby warrants and represents that it has the full right, power and authority to lease the Sub-Sublet Premises to Sub-Subtenant as provided in the Sub-Sublease.

16.                                 Attorneys’ Fees.  In the event Sub-Sublandlord and Sub-Subtenant engage in any litigation regarding any subject matter relating to the Sub-Sublease, the unsuccessful litigant shall pay the successful litigant all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the successful litigant in connection with such litigation.

17.                                 Surrender.  Sub-Subtenant’s surrender obligations under the Sub-Sublease shall consist solely of returning the Sub-Sublet Premises to Sub-Sublandlord vacant and in reasonably good order and repair, reasonable wear and tear, damage by casualty, and Sub-Sublandlord’s obligations, excepted.  Sub-Subtenant shall have no obligation to remove or pay for the removal of the initial fit-up of the Sub-Sublet Premises, or any subsequent alterations which Sub-Sublandlord has approved during the Term.  Nothing in the Sub-Sublease shall preclude Sub-Subtenant from removing its trade fixtures, personal property or business equipment from the

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Sub-Sublet Premises, provided Sub-Subtenant reasonably repairs any portions of the Sub-Sublet Premises affected by such removal.

18.                                 No Assumption.  Except as specifically provided in this Sub-Sublease, Sub-Subtenant is not assuming Sub-Sublandlord’s monetary or other obligations under the Prime Sublease, nor any liabilities attributable to Sub-Sublandlord’s negligence, actions, omission, misconduct or breaches of the Prime Sublease.

19.                                 Cooperation.  Sub-Sublandlord hereby covenants that, upon notice from Sub-Subtenant, Sub-Sublandlord shall promptly and diligently and in good faith assist Sub-Subtenant in obtaining (a) the performance of Prime Sublandlord’s obligations under the Prime Sublease; and (b) the consent by either Prime Sublandlord or Prime Landlord to any approval or consent reasonably requested by Sub-Subtenant.  In addition, Sub-Sublandlord hereby covenants to cooperate in good faith with Sub-Subtenant in the performance of any fit-up of the Sub-Sublet Premises to avoid any delays or interference in connection with said work.

20.                                 Miscellaneous Rights.  Any and all rent abatement and leasehold termination rights granted to Sub-Sublandlord under the Prime Sublease shall likewise apply to Sub-Subtenant under the Sub-Sublease, said rights to include, without limitation, any such rights to Sub-Sublandlord for casualty losses and/or condemnation under the Prime Sublease.

21.                                 Sub-Sublandlord shall use reasonable efforts to cooperate with Sub-Subtenant in (i) obtaining for Sub-Subtenant: (a) additional services requested by Sub-Subtenant under the Prime Sublease and/or the Prime Lease (as incorporated in this Sub-Sublease) and this Sub-Sublease; (b) any benefit to Sub-Sublandlord relating to the Sub-Sublet Premises under the Prime Sublease or Prime Lease that would directly benefit Sub-Subtenant, including without limitation any dispute rights regarding operating expenses, real estate taxes, other escalations, or electricity payments as set forth in the Prime Lease; and (ii) delivering any notice to Prime Sublandlord or Prime Landlord as required by any provision of the Prime Sublease or Prime Lease, as incorporated into this Sub-Sublease, including, without limitation, promptly forwarding any request made by Sub-Subtenant to Prime Sublandlord or Prime Landlord for services, or consent or approval, and providing Prime Sublandlord or Prime Landlord with all information required (or that Prime Sublandlord or Prime Landlord may reasonably request) regarding any such request.  If Prime Sublandlord or Prime Landlord consents to any mater that requires Prime Sublandlord or Prime Landlord’s consent under the Prime Sublease or Prime Lease, then Sub-Sublandlord shall automatically be deemed to have given such consent under this Sub-Sublease.

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